Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

NAME	JURISDICTION OF INCORPORATION
COPA HOLDINGS, S.A	Panamá
COMPAÑÍA PANAMEÑA DE AVIACIÓN, S.A.	Panamá
ENTERPRISES SUPPORT, INC	Panamá
LA NUEVA AEROLINEA, S.A.	Panamá
AEROFINANCE CORPORATION	British Virgin Islands
AERO CORPORATION ONE LTD	British Virgin Islands
AERO CORPORATION TWO LTD	British Virgin Islands
FINANCIAL LEASING HOLDINGS, INC	British Virgin Islands
AEROREPUBLICA, S. A.	Colombia
OVAL FINANCIAL LEASING LTD.	British Virgin Islands
ALSACE HOLDINGS LTD	British Virgin Islands
ANCON LEASING	British Virgin Islands
NEW WINGS LEASING, INC.	Delaware
INTERNATIONAL AVIATION LEASING GROUP LTD	British Virgin Islands
INTERNATIONAL AVIATION LEASING GROUP TWO LTD	British Virgin Islands
NEW TRIUMPH PACIFIC	British Virgin Islands
NEW TRIUMPH ENGINE TWO	British Virgin Islands
ONMAX ENTERPRISES LIMITED	British Virgin Islands
REGIONAL AIRCRAFT HOLDINGS, LTD	British Virgin Islands
LEASE MANAGEMENT SERVICES LLC	Delaware
ASIAN AIRCRAFT LEAS. LTD.	Irlanda
ASIAN AIRCRAFT LEAS. 2 LT	Irlanda
ASIAN AIRCRAFT LEAS. 3 LT	Irlanda
ASIAN AIRCRAFT LEA 4 LTD	Irlanda
ASIAN AIRCRAFT LEA 5 LTD	Irlanda
ASIAN AIRCRAFT LEA 6 LTD	Irlanda
ASIAN AIRCRAFT LEA 7 LTD	Irlanda
ASIAN AIRCRAFT LEA 8 LTD	Irlanda
PANAMAX 20 LEASING LTD	Irlanda
SMALL PLANES, INC	British Virgin Islands